UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 7, 2003

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-14016	77-0123732
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 894-5000

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

Item 5. Other Events

On May 7, 2003, Maxtor Corporation issued a press release regarding the completion of the sale by it of $230 million aggregate principal amount of 6.80% Senior Convertible Notes Due 2010 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. In the same press release, Maxtor Corporation also announced that it used $44.9 million of the proceeds from the sale to repurchase 8,245,738 shares of its common stock from an affiliate of one of the initial purchasers at a purchase price of $5.45 per share. The press release is attached as an exhibit hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)  Exhibits.

Exhibit 99.1 Press release, dated May 7, 2003, regarding (i) the completion of the sale by it of $230 million aggregate principal amount of 6.80% Senior Convertible Notes Due 2010 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and (ii) the use of $44.9 million of the proceeds from the sale to repurchase 8,245,738 shares of its common stock from an affiliate of one of the initial purchasers at a purchase price of $5.45 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MAXTOR CORPORATION

By:	/s/ Glenn H. Stevens

Name:	Glenn H. Stevens
Title:	Sr. Vice President, General Counsel and Secretary

Date: May 7, 2003

Exhibit	Description

99.1	Press release, dated May 7, 2003, regarding (i) the completion of the sale by it of $230 million aggregate principal amount of 6.80% Senior Convertible Notes Due 2010 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and (ii) the use of $44.9 million of the proceeds from the sale to repurchase 8,245,738 shares of its common stock from an affiliate of one of the initial purchasers at a purchase price of $5.45 per share.